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                                                                    EXHIBIT 11.2

                       CRAWFORD & COMPANY AND SUBSIDIARIES
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                          YEAR ENDED DECEMBER 31, 1996*
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GENERAL INFORMATION:
Net income                                                                                             $42,810,215
Weighted average common shares outstanding                                                              51,032,111
Dilutive option shares outstanding at year-end                                                           1,405,917
Option shares outstanding prior to exercise during year                                                    163,520
Average exercise price per outstanding dilutive option share                                           $     10.23
Average market price per share                                                                         $     11.88
Average market price of shares issued upon exercise during year                                        $     13.07

BASIC EARNINGS PER SHARE:
Net income                                                                                             $42,810,215
                                                                                                       -----------
Weighted average common shares outstanding                                                              51,032,111
  Basic earnings per share ($42,810,215 divided by 51,032,011)                                         $      0.84
                                                                                                       ===========

DILUTED EARNINGS PER SHARE:
Net income                                                                                             $42,810,215
                                                                                                       -----------

Weighted average common shares outstanding                                                              51,032,111
Dilutive options shares outstanding at year end                                 1,405,917
Shares repurchased at $11.88
    (proceeds of $14,387,878 divided by $11.88)                                (1,211,310)
                                                                               ----------
Net additional shares issuable                                                                             194,607

Dilutive option shares outstanding from the
    1996 Employee Stock Purchase Plan                                              35,457
Shares repurchased at $13.07
    (proceeds of $339,070 divided by $13.07)                                       (25,939)
                                                                               -----------
Net additional shares issuable                                                                              9,518

Option shares outstanding prior to exercise during year                            163,520
Shares repurchased at $13.07
    (proceeds of $1,474,447 divided by $13.07)                                    (112,843)
                                                                               -----------
Net additional shares issuable                                                                             50,677
                                                                                                       ----------

Contingently issuable shares related to convertible notes payable
   issued November 30, 1994                                                                               809,730
                                                                                                       ----------

Diluted weighted average shares outstanding                                                            52,096,643

  Diluted earnings per share ($42,810,215 divided by 52,096,643)                                       $     0.82
                                                                                                       ==========
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* Restated to reflect the adoption of Statement of Financial Accounting
  Standards No. 128 effective December 31, 1997.